Exhibit 10.2

DUPONT FABROS TECHNOLOGY, INC.

Stock Award Agreement

THIS STOCK AWARD AGREEMENT (the “Agreement”), effective as of the ____ day of ________________, 2008, governs the Stock Award granted by DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (the “Company”), to _______________ (the “Participant”), in accordance with and subject to the provisions of the Company’s 2007 Equity Compensation Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.     Grant of Awards. In accordance with the Plan, and effective as of ___________ (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of __________ shares of Common Stock (the “Stock Award”).

2.     Vesting. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b), (c) or (d) below.

(a)    Continued Employment. The Participant’s interest in __________ of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on _______________, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until _______________. The Participant’s interest in an additional __________ shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on _______________, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until _______________. The Participant’s interest in the remaining __________ shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on _______________, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until _______________.

(b)    Termination Without Cause. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment with the Company and its Affiliates is terminated if (i) the Participant’s employment is terminated by the Company or an Affiliate for a reason other than Cause or the Participant’s death or disability and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination.

(c)    Death or Disability. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment with the Company and its Affiliates is terminated if (i) the Participant’s employment is terminated on account of the Participant’s death or permanent and total disability (as defined in Code section

22(e)(3) and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination.

(d)    Change in Control. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date of the Participant’s termination of employment with the Company and its Affiliates shall be forfeited on the date that such employment terminates.

3.    Cause. For the purpose of this Agreement, the term “Cause” shall mean Participant’s (a) conviction of, or plea of nolo contendre to, a felony or a crime involving moral turpitude, (b) willful commission of any act of theft, fraud, embezzlement or misappropriation involving the Company or an Affiliate or (c) willful and continued failure to substantially perform the Participant’s duties to the Company and its Affiliates (other than failures resulting from the Participant’s incapacity due to physical illness or injury or mental illness), which failure is not remedied within 30 calendar days after written demand for substantial performance is delivered by the Company or an Affiliate which specifically identifies the manner in which the Company or Affiliate believes that the Participant has not substantially performed the Participant’s duties.

4.    Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable under Section 2 cannot be transferred. The shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable under Section 2.

5.    Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights as shareholder of the Company with respect to the shares of Common stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends on the shares. Notwithstanding the preceding sentence, any shares of Common Stock issued with respect to the Common Stock covered by the Stock Award in a stock dividend, stock split, etc., shall be vested and transferable to the extent that this Stock Award has become vested and transferable under Section 2.

6.    Withholding. The Participant and the Company shall make arrangements acceptable to the Company for the satisfaction of any federal, state and local tax withholding requirements associated with the Stock Award.

7.    No Right to Continued Employment. The grant of the Stock Award does not give the Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

8.    Custody of Certificate; Stock Power. The certificate evidencing the shares of Common Stock covered by the Stock Award (and any shares issued with respect to those shares) shall be held by, or on behalf of, the Company until the shares are vested and transferable under Section 2. The Participant hereby appoints the Company’s Secretary or his or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing the shares of Common Stock covered by the Stock Award (and any shares issued with respect to those shares) that are forfeited under Section 2.

9.    Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

10.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

11.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions of the Plan.

12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the successors of the Company.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the date set forth above.

DUPONT FABROS TECHNOLOGY, INC.	[PARTICIPANT]

By:
Name: Title:

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